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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-07135 and No. 333-28991) pertaining to the Employee Stock Purchase Plan, the 1996 Stock Option Plan and 401(k) Salary Reduction Plan and Trust of Ribozyme Pharmaceuticals, Inc., and in the Registration Statement (Form S-3) and related Prospectus of Ribozyme Pharmaceuticals, Inc. of our report dated February 23, 2001, with respect to the financial statements of Ribozyme Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


/s/ Ernst & Young LLP
Denver, Colorado
March 30, 2001